Exhibit 99.1

Contacts:
Quidel Corporation	Lippert/Heilshorn & Associates
Paul E. Landers, Chief Financial Officer	Ina McGuinness/Bruce Voss
(858) 552-7962	(310) 691-7100

QUIDEL CORPORATION ANNOUNCES DEPARTURE OF

S. WAYNE KAY, PRESIDENT AND CEO

Mark E. Paiz Promoted to Chief Operating Officer

SAN DIEGO (July 13, 2004) – Quidel Corporation (NASDAQ: QDEL), a leading provider of point-of-care rapid diagnostic tests, today announced that S. Wayne Kay, president, CEO and director, will leave the company but intends to stay until a successor is named. The Board of Directors has commenced the search for his replacement.  The Company also announced the promotion of Mark E. Paiz to Chief Operating Officer.

 “I have accepted the Board’s decision to make a change given the challenges of the last six months, and I will do everything I can to ensure a smooth transition.  I have great faith in the future of Quidel,” said Mr. Kay.

Chairman of the Board Mark A. Pulido said, “We appreciate Wayne’s dedication and contributions over the past three and one-half years, and we thank him for working with the organization during the coming transition period.  The Board will move quickly to complete a search for the new chief executive.  To rebuild shareholder value and confidence in Quidel among all stakeholders, we will continue to focus on key company assets including the quality of our products, market leadership of our brands and service to our customers.”

Mr. Pulido continued, “We are pleased to recognize Mark Paiz’s demonstrated leadership by naming him COO.  During his seven years with Quidel, he has been responsible for our manufacturing operations, completing an agreement with a major consumer products company, and business and technical development.  His promotion is well deserved and provides continuity during this period of change.”

Mr. Paiz has 17 years experience in manufacturing, quality assurance and product development.  He joined Quidel Corporation in December 1997 and has held various management positions including Vice President, Operations, Senior Vice President, Product Development and Supply Operations, and is currently Senior Vice President, Technology and Business Development.  Prior to joining Quidel, he served as Director of Research and Development and Project Manager at Medtronic Interventional Vascular, responsible for the development and manufacture of catheter and coronary stent delivery devices.  From 1992 to 1995, he held various management positions at Hybritech, Inc., including quality engineering, materials management, supplier development and inspection.  Mark earned his B.S. in Engineering from the University of Colorado and his M.B.A. from West Coast University.

About Quidel

Quidel Corporation, a worldwide company helping women and their families live healthy lives, discovers, develops, manufactures and markets point-of-care (POC) rapid diagnostic tests for detection of medical conditions and illnesses. These products provide accurate, rapid and cost-effective diagnostic information for acute and chronic conditions associated with women’s health in areas such as reproduction, upper respiratory infections and other clinical conditions. Quidel provides a broad line of POC diagnostics for pregnancy and infectious diseases, including influenza A and B, Strep throat, pregnancy, H. pylori infection, chlamydia, infectious mononucleosis and infectious vaginitis. Quidel’s products are sold to healthcare professionals for use in physician offices and clinical laboratories, and to consumers through several distribution partners. For more information, please visit www.quidel.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks and uncertainties. Many possible events or factors could affect Quidel’s future financial results and performance, such that its actual results and performance may differ materially. As such, no forward-looking statement can be guaranteed. Differences in operating results may arise as a result of a number of factors including, without limitation, seasonality, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration, intellectual property, product liability, environmental or other litigation, and the lower acceptance of our new products than forecast. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. All of the risks described in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision of the forward-looking statements.